FORM

FORM PERFORMANCE AWARD
UNDER THE
SONIDA SENIOR LIVING, INC.
2019 OMNIBUS STOCK AND INCENTIVE PLAN

Effective as of _____________, 202_ (“Date of Grant”), a PERFORMANCE AWARD (“Award”) was granted by Sonida Senior Living, Inc. (the “Company”) to [NAME] (the “Holder”). This Performance Award is in all respects subject to the terms, definitions and provisions, of the 2019 Omnibus Stock and Incentive Plan For Sonida Senior Living, Inc. (the “Plan”), and all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.

1.Performance Award. The Company hereby sells, transfers, assigns and delivers to the Holder an aggregate of [________] shares of the Company (“Award Restricted Shares”) subject to the Plan and to the terms and conditions set forth in this Award, including, without limitation, the Restrictions more specifically set forth in Section 4 below (“Restrictions”), and further subject to Holder's execution of this Award agreement.

2.Vesting of Award Restricted Shares.

(a)The Award shall be one hundred percent (100%) unvested as of the Date of Grant. Except as otherwise provided in the Plan and this Award, the Award Restricted Shares shall vest and become non- forfeitable (referred to hereafter as “Vested Shares”) on the later of (i) the third (3rd) anniversary of the Date of Grant (such date, the “Scheduled Vesting Date”) or (ii) the date that the Committee certifies the performance results as described on Schedule I attached hereto (the “Performance Vesting Date”), provided that the Holder remains in continuous service with the Company or any of its Subsidiaries on the Scheduled Vesting Date or the Performance Vesting Date, as applicable. The Holder shall be entitled to receive that number of Award Restricted Shares (if any) equal to (x) the Payout Percentage (as defined on Schedule I) multiplied by (y) the Target Restricted Shares (as defined on Schedule I).

(b)Except as otherwise provided in this Section 2, in the event that the Holder’s continuous service is terminated by the Company or by the Holder for any reason, the Holder shall forfeit the unvested Award as of the Holder’s termination date.

(c)In the event that the Holder’s continuous service is terminated by the Company due to the Holder’s death or Disability (as defined in such Holder’s employment agreement (or, if not defined therein, as defined in the Plan)), the unvested Award shall immediately vest in the amount of the Target Restricted Shares.

3.Change in Control. Immediately prior to a Change in Control, the Target Restricted Shares shall convert into time-based Award Restricted Shares and the Award shall vest on the Scheduled Vesting Date (without regard to achievement of any of the Performance Measures set forth on Schedule I), provided that the Holder remains in continuous service with the Company or any of its Subsidiaries on the Scheduled Vesting Date. Notwithstanding any provision herein to the contrary, (i) if the Committee has made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, then in the event that the Holder’s continuous service is terminated (A) by the Company due to death or Disability following the occurrence of the Change in Control, the unvested Award shall immediately fully vest, or (B) by the Company other than for Cause (as defined in such Holder’s employment agreement (or, if not defined therein, as defined in the Plan)), and other than due to death or

Disability, or by the Holder for Good Reason (as defined in such Holder’s employment agreement), in each case within one (1) year following the occurrence of the Change in Control, the unvested Award shall immediately fully vest; or (ii) if the Committee has not made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, 100% of the unvested Award Restricted Shares shall fully vest immediately prior to the Change in Control.
4.Restriction - Forfeiture of Award Restricted Shares. The Award Restricted Shares are each subject to the restrictions (“Restrictions”) that (i) all rights of Holder to any Award Restricted Shares which have not become Vested Shares shall, automatically and without notice, terminate and be permanently forfeited on the date Holder, for any reason, ceases to be employed by the Company, except as otherwise stated herein; and (ii) all rights of Holder to the specified percentage of Award Restricted Shares which have not become Vested Shares because the Performance Measures (as shown on Schedule I) have not been satisfied shall, automatically and without notice, terminate and be permanently forfeited.

5.Withholding. As set forth in Section 14.3 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Holder to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Awarded Restricted Shares.

6.Issuance of Shares. During the Restricted Period (as defined in the Plan), the certificates representing the Award Restricted Shares, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions and the existence of this Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Award Restricted Shares which shall be forfeited in accordance with the terms of this Award. The Company will retain custody of all related Restricted Share Distributions, which will be subject to the same Restrictions, terms, and conditions as their related Award Restricted Shares, until Holder is entitled to receive Vested Share certificates for the such Award Restricted Shares; and provided, further, that the Restricted Share Distributions which relate to Award Restricted Shares which are forfeited, shall be forfeited on the same date as such Award Restricted Shares are forfeited; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period; and provided, finally, that on the date of any material breach of any terms of this Award, as reasonably determined by the Committee (as defined in the Plan), there shall be, automatically and without notice, an immediate forfeiture of all of both Award Restricted Shares and Restricted Share Distributions.

Award Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and, without limitation, Holder shall have all of the rights and privileges of an owner of the Award Restricted Shares (including voting rights) except that Holder shall not be entitled to delivery of the certificates evidencing any of the Award Restricted Shares, nor the related Restricted Share Distributions, unless and until they become Vested Shares.

7.Administration of Award. The determinations under, and the interpretations of, any provision of this Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

8.No Transfers Permitted. Without limitation, the rights under this Award are not transferable.

9.Section 83(b) Election. Holder may elect under Section 83(b) of the Code to include in his or her gross income, for his or her taxable year in which the Award Restricted Shares are transferred to such

Holder under this Award, the excess of the fair market value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Award Restricted Shares at the Date of Grant, over the amount (if any) paid for the Award Restricted Shares. If the Holder makes the Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay the minimum withholding taxes required to be made by the Company.

10.Claw-Back. If Holder is covered under the Company’s Company Recovery Policy (as the same may be amended or restated, the “Claw-Back Policy”) and/or the Company’s Supplemental Compensation Recovery Policy (as the same may be amended or restated, the “Supplemental Claw-Back Policy”), the Award Restricted Shares and any proceeds, gains or other economic benefit actually or constructively received by Holder upon the sale of any Award Restricted Shares shall be subject to the provisions of, as applicable, (i) the Claw-Policy and/or the Supplemental Claw-Back Policy.

11.Interpretation.

(a)If any provision of this Award is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Award shall be construed and enforced as if such provision had never been included in the Award.

(b)THIS AWARD SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

(c)Headings contained in this Award are for convenience only and shall in no manner be construed as part of this Award.

(d)Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

Dated as of this

day of     , 202_.

SONIDA SENIOR LIVING, INC.

By:     Name:
Title:

SCHEDULE I PERFORMANCE MEASURE

Assignment Separate From Certificate

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Sonida Senior Living, Inc. the Award Restricted Shares subject to this Award, standing in the undersigned's name on the books of said Sonida Senior Living, Inc., represented by a Stock Certificate herewith and do hereby irrevocably constitute and appoint the corporate secretary of Sonida Senior Living, Inc. as attorney to transfer the said stock on the books of Sonida Senior Living, Inc. with full power of substitution in the premises.

Dated

[NAME], Holder

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) my receipt of this Award and the Plan, (ii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iii) my understanding of the terms and provisions of this Award, and
(iv) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award.

Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under this Award or the Plan.

Dated

[NAME], Holder